Exhibit 99.1

WD-40 COMPANY

CORPORATE GOVERNANCE GUIDELINES

The following Corporate Governance Guidelines (the “Guidelines”) have been adopted by the Board of Directors (the “Board”) of WD-40 Company (the “Company”) to assist the Board in the exercise of its responsibilities.  These Guidelines reflect the Board’s commitment to monitoring the effectiveness of policy and decision-making both at the Board and management levels, with a view to enhancing stockholder value over the long term.  These Guidelines are intended to serve as a flexible framework through which the Board may conduct its business and not as a set of legally binding obligations.  They are not intended to supplement or interpret any federal or state law or regulation, including the Delaware General Corporation Law, or the Company’s Certificate of Incorporation or Amended and Restated Bylaws.  The Board may amend these Guidelines from time to time as necessary or appropriate.

A.	THE ROLE OF THE BOARD OF DIRECTORS

1.	Direct the Affairs of the Company for the Benefit of Shareholders.

The Board’s primary responsibility is to oversee the affairs of the Company for the ultimate benefit of shareholders. The Board is responsible for the oversight of major risk management while evaluating and directing implementation of corporate controls and procedures. The Board fosters and encourages an environment of strong disclosure controls and procedures, including internal controls, fiscal accountability, high ethical standards and compliance with applicable policies, laws and regulations.  The Board has delegated management of the Company to the CEO -- the role of the Board is to oversee management’s performance.

2.	Oversee Development of Long-Range Strategy.

The Board will discuss long-range strategic issues as a matter of course at regular Board meetings as well as at annual strategy meetings.

3.	Review Operating Goals and Performance.

The Board reviews management’s annual operating plan and specific goals.  The Board also believes it is important to establish and evaluate long-term objectives and not to overemphasize short-term performance.

4.	Review Company’s Compliance With its Code of Conduct.

The long-term success of the Company is dependent upon the maintenance of an ethical business environment that focuses on adherence to both the letter and the spirit of regulatory and legal mandates. Board and committee agendas and materials are established with legal and regulatory requirements in mind.  A Code of Conduct has been adopted by the Company.  The Board requires that management will conduct operations in the manner outlined in the Code of Conduct and will maintain an effective compliance program.

5.	Evaluate CEO Performance and Conduct Succession Planning.

The Board will evaluate on a regular and timely basis the performance and compensation of the CEO and other senior management and will evaluate the Company’s succession planning.

B.	BOARD COMPOSITION

1.	Director Qualifications

The Board will have a majority of independent directors as required by NASDAQ.  The Board will determine each director’s independence, on an annual basis, in accordance with the provisions of the NASDAQ governance rules and standards established by the Board from time to time.

The Board’s Corporate Governance Committee will conduct annual reviews of each director’s independence and make recommendations to the Board based on its findings, for the Board’s determination.  In addition, on an annual basis, the Corporate Governance Committee will assess the Board’s composition regarding age, skills and experience in the context of the needs of the Board.

2.	Size of the Board

The Board will assess its size from time to time.  In accordance with the Company’s Amended and Restated Bylaws, the Board believes that it should generally have no fewer than seven directors and no more than twelve directors.  The number of members is changed from time to time depending upon the needs of the Board and the availability of qualified candidates.  It is the policy of the Company that the number of directors not exceed a number that can function efficiently as a body.  The Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and composition of the Board.

3.	Selection of Board Members

The Corporate Governance Committee will make recommendations to the Board for nominees to stand for election as directors by the stockholders.  The Board will be responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders.  Candidates for nomination may also be considered upon the recommendation of a stockholder by submission of appropriate information to the Corporate Governance Committee.  The Board will select nominees based on independence, reputation, integrity, diversity of experience and background, depth of experience in business, finance or administration, familiarity with national and international business matters, familiarity with the Company’s industry, other professional commitments, the ability to exercise sound judgment, and other relevant factors.  Candidates will be screened to ensure that each has qualifications which complement the competencies of the Board.

4.	Term Limits and Mandatory Retirement Age

There will be no specific term limits for directors, given our normal process of annual election of Board members by the stockholders.  Directors who have served on the Board for an extended period of time are in a position to provide valuable insight into the operation and future of the Company based on their experience with and understanding of the Company’s history, policies, operations, and objectives.  A director who will have reached his or her seventy-second birthday by the date of the next annual stockholders meeting will be expected to retire from the Board as of the date of such meeting.  However, the Board may re-nominate any director for up to three additional years if relevant circumstances warrant continued service. The Board believes that it can ensure that the Board continues to evolve and adopt new viewpoints through the evaluation and selection process described herein.

5.	Director Resignation

As provided in the Company’s Amended and Restated Bylaws, candidates for directors in uncontested elections are elected by a majority vote.  An incumbent director who fails to receive a majority vote in an uncontested election shall, within five days following the certification of the election results, tender his or her written resignation to the Chair of the Board for consideration by the Corporate Governance Committee.

The Corporate Governance Committee shall consider such resignation and, within 45 days following the date of the stockholder meeting at which the election of directors occurred, shall make a recommendation to the Board concerning the acceptance or rejection of such resignation.  In determining its recommendation to the Board, the Corporate Governance Committee shall consider all factors deemed relevant by the members of the Corporate Governance Committee including, without limitation:

•	the stated reason or reasons (if any) why stockholders voted against such director’s re-election;

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the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible, and available to serve on the Audit Committee in such capacity);

•	relevant stock exchange listing standards and rules and regulations, including those of the Securities and Exchange Commission (the “SEC”); and

•	whether the director’s resignation from the Board would be in the best interests of the Company and its stockholders.

The Corporate Governance Committee also shall consider a range of possible alternatives concerning the director’s tendered resignation as the members of the Corporate Governance Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Corporate Governance Committee to have substantially resulted in such director failing to receive the required number of votes for re-election.

The Board shall take formal action on the Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholder meeting at which the election of directors occurred.  In considering the Corporate Governance Committee’s recommendation, the Board shall consider the information, factors, and alternatives considered by the Corporate Governance Committee and such additional information, factors, and alternatives as the Board deems relevant in its sole discretion.

No director who, in accordance with these Guidelines, is required to tender his or her resignation shall participate in the Corporate Governance Committee’s deliberations or recommendation, or in the Board’s deliberations or determination, with respect to accepting or rejecting his or her resignation as a director.  If a majority of the members of the Corporate Governance Committee fail to receive the required number of votes for re-election, then the independent directors then serving on the Board who were elected at the stockholder meeting at which the election occurred, and the independent directors, if any, who were not standing for election at such stockholder meeting, will appoint an ad hoc Board committee from among themselves (the “Ad Hoc Committee”), consisting of such number of directors as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board with respect to the tendered resignations.  The Ad Hoc Committee shall serve in place of the Corporate Governance Committee and perform the Corporate Governance Committee’s duties for purposes of these Guidelines.  Notwithstanding the foregoing, if an Ad Hoc Committee would have been created but fewer than three directors would be eligible to serve on it, the entire Board (other than the individual director whose resignation is being considered) shall make the determination to accept or reject the tendered resignation without any recommendation from the Corporate Governance Committee and without the creation of an Ad Hoc Committee.

Following the Board’s decision on the Corporate Governance Committee’s recommendation, the Company, within four business days after such decision is made, shall publicly disclose, in a Form 8-K filed with the SEC, the Board’s decision, together with an explanation of the process by which the decision was made and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.

6.	Directors Who Change Their Job Responsibility or Add a Board Membership

Directors who change the principal position they have held while serving on the Board or who are considering joining an additional public company board should contact the Corporate Governance Committee Chair and the Chair of the Board when accepting such a change or when considering such an addition to discuss the change or addition and whether it will affect the director’s ability to perform and execute his or her responsibilities.  The Chair of the Corporate Governance Committee and Chair of the Board will decide whether such a change or addition, in their judgment, is of such a significant nature that it should be considered by the full Board. The Chair of the Corporate

Governance Committee shall discuss the result of this decision at the next Corporate Governance Committee meeting and reflect it in the minutes.  In the event the matter is referred to the full Board and the full Board determines that such director should be required to leave, the director will be expected to offer to resign from the Board as of the date of the change of position or addition of a directorship.  The Chair of the Audit Committee should advise the Chair of the Corporate Governance Committee before agreeing to become the Chair of more than two other public company audit committees.

7.	Director Compensation; Stock Ownership

The form and amount of director compensation will be recommended by the Corporate Governance Committee and determined by the Board.  In discharging this duty, the Committee will be guided by three goals:  compensation should fairly pay directors for work required in a company of the Company’s size and industry; compensation should align directors’ interests with the long-term interests of stockholders by encouraging stock ownership; and the structure of the compensation should be simple, transparent and easy for stockholders to understand.

8.	Chair of the Board

The Board will periodically appoint an independent Chair of the Board.  The Board selects the Company’s Chair of the Board in the manner that it determines to be in the best interests of the Company’s stockholders.

C.	DIRECTOR RESPONSIBILITIES

1.	Business Judgment, Due Diligence and Duty of Loyalty

Directors are responsible for exercising their business judgment to act in what they reasonably believe in good faith to be in the best interests of the Company and its stockholders.  In discharging that obligation, directors should be entitled to rely on the honesty and integrity of senior executives and the Company’s outside advisors and auditors.  In exercising their duties, directors should undertake appropriate diligence in making decisions and in overseeing the management of the Company.  Directors shall make decisions in the best interests of the Company and its stockholders without regard to the directors’ individual interests.

2.	Director Time Commitments

Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director of the Company.

3.	Board Meetings

Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.  Notice of all Board and committee meetings shall be given no less then forty-eight hours before a meeting to each member either personally, or by telephone, electronic mail or mail.  A written waiver of notice, whether before or after the time of the meeting stated therein, shall be equivalent to notice.  Meeting agendas, as well as information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting, should generally be distributed in writing to the directors at least several days in advance of the meeting for review by the directors.  Directors are expected to review such materials prior to the meeting and should request any additional materials or resources they require to make informed decisions.  For example, legal counsel, outside accountants, compensation experts, and others may assist the Board in its consideration of matters. Sensitive subject matters may be discussed at Board meetings without written materials being distributed in advance or at the meeting.

The Chair of the Board and the CEO are responsible for setting and circulating in advance an agenda for each Board meeting.  Any director may suggest items for inclusion on the agenda.  The Board expects that meeting agendas will include, on a regular basis, an overview of the Company’s performance and a review of current business strategies and practices.  Directors are encouraged to be proactive.  In addition, any director is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

4.	Independent Director Meetings

The Company’s independent directors will meet in executive session (non-executive director participation only) at each regularly scheduled Board meeting.  Meetings in executive session shall be called to order by the Chair of the Board or such other director as the Board shall designate to act as chair of the executive session.

5.	Director Orientation and Continuing Education

All new directors shall meet and confer with senior management to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Conduct, its principal officers, and its internal and independent auditors.

The Board encourages its members to participate in continuing education programs sponsored by universities, stock exchanges or other organizations or consultants specializing in director education.

6.	Communications with Third Parties

The Board believes that only senior management speaks for the Company.  Directors are required to abide by Company policies regarding disclosure of material non-public information and any public statement by a director regarding the Company’s business requires approval from senior management at least 24 hours prior to release.

D.	BOARD COMMITTEES

1.	Committees and Charters

The Board will have four standing committees:  an Audit Committee, a Compensation Committee, a Corporate Governance Committee, and a Finance Committee.  Each standing committee will have a Charter that establishes its purposes, goals and responsibilities as well as the qualifications for committee membership.  Charters will be posted on the Company’s website.  The Board may establish or maintain additional committees from time to time.

2.	Independence of Committee Members

All members of the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Finance Committee will be independent in accordance with the provisions of the NASDAQ listing requirements and the standards established by the Board from time to time.

3.	Composition of Committees

Each committee will have a Chair recommended by the Corporate Governance Committee and approved by the Board.

The committee Chair will preside at each committee meeting and, in consultation with the other members of the committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting.  The Chair of the committee will ensure that the agenda for each meeting is circulated to each committee member in advance of the meeting. The Corporate Governance Committee shall annually review the Committee assignments and shall consider the rotation of Chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

E.	Access to Management and Independent Advisors

Directors will have full access to the Company’s executive officers.  Each director is expected to use his or her judgment to ensure that any such contact is not disruptive to the business operations of the Company.  As necessary and appropriate, Board members may retain and consult with independent legal, financial, accounting and other advisors to assist them in their duties. Employees have access to the board or a board committee to raise concerns about unethical business practices in confidence.

F.	Annual Performance Evaluation

The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.  A report will be presented by the Chair of the Governance Committee annually to the Board with an assessment of the Board’s performance.

G.	Policy on Equity Compensation

All stock option or other equity compensation plans shall be submitted to stockholders for approval to the extent required by the listing standards of NASDAQ.

H.	Policy on Loans to Directors and Executive Officers

The Company shall not make any personal loans to directors, executive officers or their immediate family members.

I.	Stockholder communications

Stockholders may communicate directly with the Board by sending such communications to the Secretary of the Company to be forwarded to the Chair of the Board.  The Secretary may respond directly or redirect any such communication to another department of the Company for an appropriate response if, in the discretion of the Secretary, such a direct response is more appropriate.  The Secretary may also ignore any such communication that the Secretary determines to be of a commercial or frivolous nature or otherwise inappropriate for Board consideration.

Adopted by the Board July 11, 2017